Exhibit 99.1

FOR IMMEDIATE RELEASE

February 28, 2017

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Announces Agreement to Acquire Sabadell United Bank, N.A.

-	Significantly strengthens franchise in Florida, which will become IBERIABANK Corporation’s largest state by deposits
-	Adds strong core deposit funding base in Southern Florida; approximately $4.5 billion pro forma deposits in the Miami Metropolitan Statistical Area
-	Sabadell United Bank, N.A. has a history of consistent growth, profitability, and favorable asset quality metrics
-	Significant growth opportunities expected from the combination; retention of key management to drive business forward
-	Accretive to EPS in 2018, 19%+ IRR, and limited impact to tangible book value per share

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC) (“IBKC”), holding company of the 129-year-old IBERIABANK (www.iberiabank.com) announced today the signing of a definitive agreement under which IBKC will acquire Sabadell United Bank, N.A. (“Sabadell United”) from Banco de Sabadell, S.A. (“Banco Sabadell”) in a stock and cash transaction valued at $1.025 billion. The proposed acquisition of Sabadell United by IBKC has been approved by the Board of Directors of IBKC and Banco Sabadell, and is expected to close in the second half of 2017. Upon completion of the acquisition, Sabadell United will be merged with and into IBERIABANK. Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals.

Under the terms of the agreement, IBKC will purchase Sabadell United for $803 million in cash and approximately 2.61 million IBKC shares, valued at $222 million based on a 10-day VWAP through February 24, 2017. IBKC expects to finance the cash portion of the transaction, in part, through a public common stock offering of approximately $500 million, to be launched concurrently with this announcement. In addition, IBKC plans to use the $280 million net proceeds of the December 2016 common equity sale to support the acquisition. Banco Sabadell will own approximately 4.9 percent of IBKC common stock at transaction close.

Daryl G. Byrd, President and Chief Executive Officer of IBKC, commented, “We are very pleased to have the opportunity to bolster our South Florida franchise by joining forces with the exceptional team at Sabadell United. With a population of over six million people, the greater Miami area is a dynamic market with a strong concentration of commercial and industrial clients that are particularly attractive to us. Sabadell United’s deep commercial and retail lending base, combined with strong core deposit funding and quality credit underwriting, provides an excellent fit with our unique culture and business model. Sabadell United delivers compelling long-term strategic value to IBERIABANK by complementing our existing Florida franchise. With this acquisition, our Company will have a meaningful presence in each of the five largest markets in the Southeast, further solidifying our status as a premier Southeastern banking franchise.”

Fernando Pérez-Hickman, Chairman of Sabadell United, commented, “We are very excited about this combination and look forward to partnering with IBERIABANK. Sabadell United and IBERIABANK share a common belief that success is driven by people and relationships at the local level. We are proud to partner with an organization that mirrors our client relationship-focused approach to business and values local decision-making and community involvement.”

On a pro forma basis including the common stock offering announced today, the transaction is expected to be approximately 6% and 10% accretive to IBKC’s consensus fully diluted earnings per share (“EPS”) in 2018 and 2019, respectively, expected to be neutral to IBKC’s capital ratios, and to be approximately 2% dilutive to tangible book value per share on a pro forma basis at closing, excluding the impact of the common equity raise completed in December 2016. The tangible book value dilution is anticipated to be earned back in approximately 3.5 years, excluding the impact of the common equity raise completed in December 2016. The estimated internal rate of return for the transaction is expected to be approximately 19%, and, therefore, well in excess of IBKC’s cost of capital.

About Sabadell United Bank, N.A.

Sabadell United Bank, N.A, a subsidiary of Banco de Sabadell, S.A. (headquartered in Barcelona, Spain), was organized in 1974 as a nationally chartered commercial bank. Sabadell United is headquartered in Miami, Florida and offers a variety of banking and wealth management services to corporate and individual customers through its 26 branch locations located in Dade, Broward, Palm Beach, Hillsborough, Sarasota, and Collier Counties, in Florida. At December 31, 2016, Sabadell United had:

• Total Assets	$5.8 Billion
• Total Cash and Investment Securities	$1.4 Billion
• Total Gross Loans	$4.2 Billion (4.11% yield in 2016)
• Total Deposits	$4.4 Billion (0.46% cost in 2016)
• Total Shareholders’ Equity	$615 Million
• Capital Ratios	9.6% Tier 1 Leverage Ratio
14.8% Total Risk Based Capital Ratio
• Nonperforming Assets	$22 Million (0.32% NPAs / Assets1)

For the year ended December 31, 2016, Sabadell United reported net income of $49 million, a 3.04% net interest margin, 0.53% cost of interest bearing deposits, and 0.46% total deposit cost.

About IBERIABANK Corporation

IBERIABANK Corporation, a Louisiana corporation, is a financial holding company with 304 combined locations, including 199 bank branch offices and three loan production offices in Louisiana, Arkansas, Alabama, Tennessee, Texas, Florida, and Georgia, 24 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 69 locations in 10 states. The Company has eight wealth management locations in four states and one IBERIA Capital Partners L.L.C. office in Louisiana.

IBERIABANK Corporation’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. IBERIABANK Corporation’s Series B Preferred Stock and Series C Preferred Stock trade on the NASDAQ Global Select Market under the symbols “IBKCP” and “IBKCO”, respectively. The Company’s common stock market capitalization was approximately $3.8 billion, based on the NASDAQ Global Select Market closing stock price on February 24, 2017.

[1]	NPAs excludes restructured loans.

Additional Information

Goldman, Sachs & Co. and UBS Investment Bank served as financial advisors to IBKC and Simpson Thacher & Bartlett LLP served as legal advisor. Keefe, Bruyette & Woods served as financial advisor to Banco de Sabadell S.A. and Sabadell United Bank, N.A. and Hunton & Williams LLP served as legal advisor.

IBKC has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on IBKC’s web site, www.iberiabank.com, under “Investor Relations” and then “Presentations.” IBKC will host a conference call associated with this announcement on February 28, beginning at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) by dialing (888) 317-6003. The confirmation code for the call is 6797494.

Caution About Forward-Looking Statements

To the extent that statements in this investor presentation relate to future plans, projections, objectives, financial results or performance of IBERIABANK Corporation (the “Company”), these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. In addition, such forward-looking statements include statements about the projected impact and benefits of the transaction involving the Company and Sabadell United Bank, N.A. (“Sabadell United”), including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts, along with certain financial metrics and assumptions about future performance including GAAP EPS accretion, tangible book value per share earn-back period and dilution, internal rate of return, synergy assumptions, estimated future pre-tax expenses, sizing of equity issuances, purchase accounting, tax rate, intangibles, pro forma capital ratios and pro forma balance sheet and income statement. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Consequently, no forward-looking statement can be guaranteed. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

In addition to the factors previously disclosed in the Company’s filings with the SEC, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: the possibility that regulatory and other approvals and conditions to the transaction are not received or satisfied on a timely basis or at all; the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions; changes in the anticipated timing for closing the transaction; difficulties and delays in integrating the Company’s and Sabadell United’s businesses or fully realizing projected cost savings and other projected benefits of the transaction; business disruption during the pendency of or following the transaction; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; diversion of management time on transaction-related issues; reputational risks and the reaction of customers and counterparties to the transaction; and changes in asset quality and credit risk as a result of the transaction.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Note Concerning Historical Sabadell United Financial Information

The Sabadell United data presented in this press release is based on Sabadell United’s Consolidated Reports of Condition and Income (Call Reports) to the Federal Deposit Insurance Corporation (“FDIC”) and does not include the adjustments applied to Sabadell United’s historical performance in the Company’s preliminary prospectus supplement dated the date hereof, as set forth in Note 2 to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations therein, relating to classification of expense with respect to an FDIC indemnification agreement and cash and cash equivalents. Investors should refer to the preliminary prospectus supplement for an explanation of the adjustments to the Sabadell United historical financial information reflected therein and compare such adjusted figures against the Sabadell United historical financial information included in this press release.